Exhibit 99.1

ITT Corporation Announces Plan to Separate into Three Independent Publicly Traded Companies

  Water-related businesses to be spun off as a standalone water technology company
  Defense segment to be spun off as a standalone, diversified defense technology and information solutions company
  ITT Corporation to continue as a standalone, highly engineered industrial company
  Conference call for investors today at 8:30 a.m. Eastern Standard Time

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--January 12, 2011--ITT Corporation (NYSE: ITT) today announced that its board of directors has unanimously approved a plan to separate the company’s businesses into three distinct, publicly traded companies. Under the plan, ITT would execute tax-free spinoffs to shareholders of its water-related businesses and its Defense & Information Solutions segment. Following completion of the transaction, ITT will continue to trade on the New York Stock Exchange as an industrial company that supplies highly engineered solutions in the aerospace, transportation, energy and industrial markets. Under the plan, ITT shareholders will own shares in all three corporations following the completion of the transaction.

ITT senior management and its board of directors believe that these three businesses are well-positioned to create significant value for shareholders as standalone companies. ITT expects to finalize and execute the plan before the end of the year.

“For nearly a century, ITT has been known for transformative strategies that create value for customers and shareowners,” said Steve Loranger, chairman, president and chief executive officer of ITT. “In recent years, we have nurtured and grown our unique portfolio of businesses, which are now poised to emerge as three strong and focused standalone companies, with leading products and market positions, highly skilled employees and tremendous value-generating potential for shareowners. In today’s business environment, we believe this strategy is the best approach to unlock this value and position the three businesses to grow and serve customers as focused global companies. Each new company will be more nimble and able to build stronger, more intimate customer relationships to accelerate mutual success.”

Loranger continued, “We believe each of these future companies will be strategically well positioned for growth, nicely capitalized, with global capabilities, outstanding operating track records and world-class leadership. In addition, we believe the transformation plan will provide more focused opportunities for our employees, who will be instrumental in the future success of all three companies.”

Three Focused Businesses with Outstanding Growth Potential

A leading manufacturer of highly engineered industrial products and high-tech solutions:

Following completion of the spinoff, ITT Corporation will continue to be a diversified global manufacturer of highly engineered industrial products and high-tech solutions. Its global platform will include ITT’s current Industrial Process business, as well as its Motion Technologies, Interconnect Solutions and Control Technologies businesses. ITT Corporation will have leading market positions across an extensive portfolio of advanced technology industrial pumps, valves and control systems serving the oil and gas, mining, chemical, power generation, and pulp and paper markets. It will also have leadership positions in highly engineered products such as specialized and harsh-environment connectors, aerospace valves, actuators and components, as well as shock absorbers, brake pads and other energy absorption solutions. It is expected to have a revenue profile that is globally balanced. Its emerging-market growth prospects are outstanding, with nearly 60 percent of revenues coming from international operations and emerging markets.

Pro forma 2011 revenue for the future ITT Corporation is estimated at $2.1 billion.

A global water technology leader:

Following completion of the spinoff, a highly attractive, standalone water technology corporation with a new corporate brand name will be formed through the combination of three of ITT’s current businesses: Residential & Commercial Water, Flow Control and Water & Wastewater (including biological, filtration and disinfection treatment and analytics). These businesses are already known for solid operating results, leading market positions and strong product brand awareness, positioning the new water technology company for significant growth. This company will be a global leader, with the broadest suite of innovative equipment, systems and applications. The portfolio will span the transport, testing and treatment of water -- focusing on the residential, commercial, municipal, agricultural, construction, building services, dewatering, beverage and leisure marine markets, as well as analytical instrumentation for water and wastewater, environmental, medical and beverage applications. The company is expected to benefit from an already strong installed base, driving attractive aftermarket opportunities, as well as a diverse global footprint with approximately 55 percent of revenues coming from international markets and strong emerging market growth prospects.

Pro forma 2011 revenue for the future water technology business is estimated at $3.6 billion.

A highly engineered defense technology and information solutions provider:

Following completion of the spinoff, the existing Defense & Information Solutions segment will be renamed and rebranded as a new standalone company that is an industry-leading provider of innovative technologies and operational services to meet the enduring requirements of the global military, government and commercial customers. The company’s products and services will include premier technologies such as next generation night vision, integrated electronic warfare, networked communications, force protection, radar, global intelligence, surveillance and reconnaissance systems, composite structures, space-based satellite imaging, weather and climate monitoring, and navigation and imaging systems, as well as maintenance, engineering and professional services. The business will continue to focus on growth beyond the core Department of Defense customer, with nearly 30 percent of revenues already coming from adjacent markets, such as air traffic management, information and cyber security as well as strong international growth prospects.

Pro forma 2011 revenue for the new defense and information solutions business is estimated at $5.8 billion.

Each of the future companies is expected to have a capital structure, balance sheet and financial policies consistent with investment grade credit metrics. As it prepares for the transaction, ITT will continue to follow financial policies that are consistent with its current investment grade credit ratings.

Experienced Team Poised to Lead Extraordinary Corporations

Effective upon the completion of the transaction, the new ITT Corporation will be led by ITT’s current Chief Financial Officer, Denise Ramos, who will serve as its future chief executive officer. Its chairman of the board will be Frank MacInnis, currently a director of ITT Corporation and the chairman and former chief executive officer of EMCOR Group, Inc. The water technology businesses will become a new company to be led by Gretchen McClain, currently president of ITT Fluid and Motion Control, who will serve as its future chief executive officer. Its executive chairman of the board will be Steve Loranger, currently chairman, president and chief executive officer of ITT Corporation. The Defense & Information Solutions business will become a new company to be led by David Melcher, currently president of ITT Defense & Information Solutions, serving as its future chief executive officer. Its chairman of the board will be Ralph Hake, currently a director of ITT Corporation and previously the chairman and chief executive officer of Maytag Corporation.

“I’m confident that Denise, Gretchen and Dave have the best experience to lead these new companies as CEOs and will create exciting opportunities for their shareholders, employees and customers. While we move forward with the development of the transformation plan, these three world-class leaders will continue to partner with me and the rest of our leadership team in continuing to deliver strong performance as one portfolio until the transaction is completed,” Loranger said. “As the future executive chairman of the new water technology company, I look forward to partnering with Gretchen and playing a vibrant and important role in its growth well into the future.”

Each corporation will have its own independent board of directors, and each of ITT’s current board members has committed to serve on one or more of the boards of these companies. Upon completion of the transaction, each company is expected to be listed on the New York Stock Exchange.

ITT’s current board of directors is unanimously confident that Frank MacInnis, Steve Loranger and Ralph Hake will bring valuable experience leading public companies and expertise in corporate governance as chairmen of these new boards.

Additional Information

The potential separation of ITT’s companies will not require a shareholder vote. The separation plan will be subject to customary regulatory approvals, the receipt of an IRS tax ruling and a tax opinion from counsel, the execution of intercompany agreements, finalization of the capital structure of the three corporations, final approval of the ITT board and other customary matters.

The company expects to maintain its current quarterly dividend through the completion of the transaction.

Pro forma revenues referred to in this announcement are defined as ITT Corporation’s previously announced revenue guidance for 2011, realigned according to the expected business structures of the three new corporations, assuming separation as of January 1, 2011, without other adjustment.

For more information please access our website at: www.transformationitt.com.

Investor Call Today

ITT's senior management will host a conference call for investors today at 8:30 a.m. Eastern Standard Time to review the planned separation and answer questions. The briefing can be monitored live by calling +1 (706) 643-7542 (ID: 36744845) or via the company’s web site: www.itt.com/investors. Presentation materials will be available on the web site prior to the call.

A replay of the briefing will be available on the web site or via playback phone number +1 (706) 645-9291 (ID: 36744845) until January 21, 2011.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the separation of the Company into three independent publicly-traded companies, the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the companies, future strategic plans and other statements that describe the company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: Economic, political and social conditions in the countries in which we conduct our businesses; Changes in U.S. or international government defense budgets; Decline in consumer spending; Sales and revenue mix and pricing levels; Availability of adequate labor, commodities, supplies and raw materials; Interest and foreign currency exchange rate fluctuations and changes in local government regulations; Competition, industry capacity and production rates; Ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; Our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; Changes in the value of goodwill or intangible assets; Our ability to achieve stated synergies or cost savings from acquisitions or divestitures; The number of personal injury claims filed against the company or the degree of liability; Uncertainties with respect to our estimation of asbestos liability exposures, third party recoveries, and net cash flow; Our ability to effect restructuring and cost reduction programs and realize savings from such actions; Government regulations and compliance therewith, including compliance with and costs associated with new Dodd-Frank legislation; Changes in technology; Intellectual property matters; Governmental investigations; Potential future employee benefit plan contributions and other employment and pension matters; Contingencies related to actual or alleged environmental contamination, claims and concerns; Changes in generally accepted accounting principles; Other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our other filings with the Securities and Exchange Commission. In addition, there are risks and uncertainties relating to the planned tax-free spinoffs of our Water and Defense businesses, including the timing and certainty of the completion of those transactions and the ability of each business to operate as an independent entity. The guidance for full-year 2011 is based on the company’s current structure and does not give effect to the separation of our Water and Defense businesses into newly independent public companies.

The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
ITT Corporation
Investors:
Thomas Scalera, +1 914-641-2030
thomas.scalera@itt.com
or
Media:
Jenny Schiavone, +1 914-641-2160
jennifer.schiavone@itt.com